Confidential Agreement

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

 Address:

 Contact: ..

 E-mail:

Party B: Weihai Hui Yin Pawnshop Limited Company

 Address:

 Contact:

 E-mail:

Whereas:

Party A and Party B plan to carry out business cooperation and may get access to confidential information of each other during the cooperation period. The party providing the confidential information is called the “information discloser” and the opposite party called the “information receiver” under this agreement. Among the others, the confidential information (“confidential information”) refers to any business procedures, data, documents and other similar documents (including commercial, technical, scientific, operational, managerial, financial, business and property right information and other susceptive information, which is provided by the discloser to the receiver, is in connection with the operation and business of the discloser or associated companies thereof, is in oral, written and other forms, is not obtained through a public channel and should not be made public), including but not limited to:

1) Operational strategies, directions, plans, projects and decisions, which have not been implemented by the Company;

2) The data of customers and commercial conditions of all business contracts, which are held internally by the Company;

3) All types of information, which are held by the Company and have not been launched into the market or made known to the public;

4) The operational procedures and models of all departments and key contents of such operations in the Company;

5) The name, address, contact mode, fees borne by both parties and other secret business information of the financer of a financing business related to the proposed cooperation and the cooperative process and completed through the cooperation;

6) Other business secrets complying with the legal provisions.

Now, both parties make the following commitments for the confidential information possibly obtained in the process of the communication:

1. The receiver shall consider the confidential information, disclosed by the discloser, as absolutely confidential and take all reasonable and necessary measures (including but not limited to the measures specified herein) to keep such information secret.

2. The receiver shall only use the confidential information for the purpose appointed in the cooperative agreement concluded by both parties.

3. Except for the conditions allowed in the confidentiality agreement, the receiver shall not disclose the confidential information to any other individual or institution.

4. The receiver shall be responsible for the acts, of the branches, subsidiaries, affiliated companies, cooperators, customers, employees or directors thereof, as well as the consultant or the company thereof, against the confidential obligations hereunder.

5. The receiver is allowed to disclose the confidential information under the following situations:

1) Disclosure that is allowed by laws and regulations and written consent has been obtained from the discloser;

2) Disclosure that is required by relevant laws and regulations or industrial customs in the People’s Republic of China (“China”);

3) Disclosure that is required by Chinese authorities (including but not limited to national security departments, public security departments, prosecutors’ offices, courts, arbitral authorities, supervision organizations and other judicatory and administrative departments).

6. The confidentiality articles are not applicable to the following confidential information:

1) Confidential information that has entered the public areas via proper approaches;

2) Confidential information that is obtained from other appropriate sources that are not restricted from disclosing;

3) Information, which has been known before this confidentiality agreement is executed.

7. The receiver must return to the discloser the confidential information and documents according to the time limit appointed by the discloser or destroy the said information as required by the discloser.

8. If going against the above commitment, the receiver must compensate all direct and indirect losses, including but not limited to attorney fees, suffered by the discloser accordingly.

9. All notices hereunder shall be made in writing (including electronic digital form). Except for otherwise agreed, the address carried in the header hereof shall be the communication and contact address. Any notice, requirement or other letters shall be considered as being serviced if having been issued by either party to the other party according to the address mentioned in the header hereof or any other address changed thereafter. Either party shall be liable to provide the other party with the changed information within three days after the change of the following information, including but not limited to: business address, linkman, contact means, e-mail and so forth. Either party shall bear all losses and costs suffered by the other party if having not provided the above changed information timely.

10. All aspects herein shall be construed and governed by Chinese laws. Any dispute or trouble arising from or in connection with the agreement (including the disputes related to the existence, effectiveness or termination of any articles herein or consequences thereof) shall be solved by both parties through amicable negotiation. If the negotiation fails, the dispute shall be prosecuted to the people’s court in the place of Party A (e.g. the contact address specified in the header of this agreement).

11. The agreement shall take effect from the date when the authorized representatives of both parties sign and affix the seals (“date of signing”) on the agreement, and shall be valid forever thereafter.

Note:

1. The “associated company” refers to any natural person, corporation, other economic organizations and so on, which are controlled by either party hereto or jointly controlled by either party hereto and other third parties. “Control” means that over 50% holding stock rights of the Company are held or the percentage of shares is sufficient to materially affect the resolution of the general meeting of stockholders, and the rights of making decisions and controls are held for the finance and operation of the Company.

Party A:
Authorized representative:
Date: April 6, 2016

Party B:
Authorized representative:
Date: April 6, 2016